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                                                                    Exhibit 23.4

              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]




                      Consent of Independent Accountants


We hereby consent to the use in the Registration Statement on Form S-1 of Internet Capital Group, Inc. of our report dated April 29, 1999, relating to the financial statements of Syncra Software, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 22, 1999